SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 25, 2006

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                  Results of Operations and Financial Condition.

On October 25, 2006, Triumph Group, Inc. issued a press release announcing its financial results for the fiscal quarter ended September 30, 2006 and conducted a conference call to further discuss the financial results.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report.

On the conference call, in addition to reviewing the information contained in the press release, the executive officers also discussed the following financial information:

•                                          Export sales for the fiscal quarter ended September 30, 2006 were 22% of revenue.  For the year to date as of September 30, 2006, sales mix was as follows:  commercial was 43% (compared to 45% in the prior full fiscal year), military was 34% (compared to 33% in the prior full fiscal year), regional jets were 5% (compared to 6% in the prior full fiscal year), business jets were 11% (compared to 9% in the prior full fiscal year) and other was 7% (compared to 7% in the prior full fiscal year).

•                                          The top ten programs represented in the backlog were the 777, 737NG, A320, CH47, V22, 747, UH60, A380, C17, and 767 programs, respectively.

•                                          For the quarter ended September 30, 2006, Boeing commercial, military and space accounted for 23% of net sales.

•                                          The Company’s effective tax rate for the quarter ended September 30, 2006 was 35.3%.  If the federal research and development tax credit is retroactively reinstated, the company expects that it would reduce the full year effective tax rate by 2%.

•                                          The Company’s healthcare costs have increased approximately $2 million from Fiscal Year 2006 to Fiscal Year 2007 ($800,000 is due to increase in headcount) and litigation costs have increased approximately $1.8 million from Fiscal Year 2006 to Fiscal Year 2007.

•                                          To date, the Company has not received any cancellations as a result of the Airbus announced delay in the delivery schedule of the A380 aircraft.  Based on the level of the backlog, the Company expects that any future cancellations or delays will have a negligible impact on earnings in Fiscal Year 2007.

The information in this Item 2.02 of this Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 25, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2006		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

TRIUMPH GROUP, INC.
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 25, 2006